Exhibit 99.1


    Buffalo Wild Wings, Inc. Announces Fourth Quarter 2006 Results


    -- Same-store sales increased 13.2% at company-owned and 6.5% at franchised restaurants

    --  Fourth quarter earnings per diluted share of $0.77

    Business Editors

    MINNEAPOLIS--(BUSINESS WIRE)--Feb. 15, 2007--Buffalo Wild Wings, Inc. (Nasdaq:BWLD), announced today financial results for the fourth quarter ended December 31, 2006. Highlights for the fourth quarter were:

    -- Total revenue increased 41.3% over the prior year to $83.3 million

    -- Company-owned restaurant sales grew 41.9% over the prior year to $74.2 million

    -- Fourth quarter same-store sales increased 13.2% at company-owned restaurants and 6.5% at franchised restaurants over the prior year

    -- Earnings per diluted share of $0.77, including a fourteenth week which is estimated to have contributed $0.16

    As a reminder, Buffalo Wild Wings utilizes a 52- or 53-week fiscal year. The fiscal year ended December 31, 2006 was a 53-week year, with the fourth quarter of 2006 having fourteen weeks, while the fourth quarter of 2005 included thirteen weeks.

    Sally Smith, President and Chief Executive Officer, commented, "Fourth quarter was a spectacular finish to a great year. Same-store sales trends continued strong throughout the quarter, at 13.2% for company-owned and 6.5% for franchised restaurants. Our industry-leading comps, combined with a fourteenth week in the quarter, drove total revenue 41.3% over prior year. This revenue, paired with favorable trends in cost of sales, labor and operating expenses, a lower than anticipated tax rate, and the leveraging of expenses due to the fourteenth week, propelled net income to $0.77 per share, the largest single quarter in the history of the company. We ended the year with earnings of $1.85 per share, an impressive increase of 81% over last year. Results like these are accomplished only through the focused execution of our franchisees and team members who have delivered on the Buffalo Wild Wings Grill & Bar brand promise to our guests: YOU HAVE TO BE HERE(TM)."

    Total revenue, which includes company-owned restaurant sales and franchise royalties and fees, increased 41.3% to $83.3 million in the fourth quarter compared to $59.0 million in the fourth quarter of 2005. Company-owned restaurant sales for the quarter increased 41.9% to $74.2 million driven by a company-owned same-store sales increase of 13.2% and 17 more company-owned locations in operation at the end of fourth quarter 2006 relative to the same period in 2005. Franchise royalties and fees increased 36.4% to $9.1 million versus $6.7 million in the prior year. This increase was due to a franchised same-store sales increase of 6.5% and 42 more franchised restaurants at the end of the period versus a year ago.

    Average weekly sales for company-owned restaurants were $38,800 for the fourth quarter of 2006 compared to $33,953 for the same quarter last year, a 14.3% increase. Franchised restaurants averaged $46,008 for the period versus $42,533 in the fourth quarter a year ago, an 8.2% increase.

    For the fourth quarter, earnings per diluted share were $0.77, which included a restaurant impairment and closure charge of $652,000 or $0.05 per diluted share, stock-based compensation expense of $1 million or $.08 per diluted share, and the benefit of a fourteenth week estimated at $0.16 per diluted share. In addition, the effective tax rate in the fourth quarter of 2006 was 27.6% due to higher than anticipated federal tax credits and favorable state apportionment factors. This compares to fourth quarter 2005 earnings per diluted share of $0.30, which included a restaurant impairment charge of $1.1 million or $0.08 per diluted share, stock-based compensation expense of $653,000 or $0.05 per diluted share, and an effective tax rate of 36.7%.

    2007 Outlook

    "We continue our commitment to grow Buffalo Wild Wings to over 1000 units in the United States," commented Ms. Smith. "In October of 2006, we outlined our annual performance targets for the next three years: over 15% unit growth, over 20% revenue growth, and over 25% earnings growth. For 2007, earnings growth should be calculated excluding the benefit of the fourteenth week in 2006, which is estimated to be about $0.16 of earnings per diluted share. Even without the fourteenth week, the strong fourth quarter of 2006 sets our 2007 earnings hurdle a little higher." Ms. Smith concluded, "With that said, I'm confident that Buffalo Wild Wings is up for the challenge. We are focused on achieving these performance targets, and the energy, dedication and passion needed to be successful exists throughout all levels of the organization. As we begin Buffalo Wild Wings' 25th year, we look forward to continued success and sharing our achievements with you."

    Included in this release is information regarding restaurant unit counts, same-store sales and average weekly sales volumes. Our management team believes such information is an important measure of our performance and is useful in assessing consumer acceptance of the Buffalo Wild Wings Grill & Bar concept. Franchise information also provides an understanding of our revenues as franchise royalties and fees are based on the opening of franchised units and their sales. However, these sales measures are not prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), should not be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP, and may not be comparable to sales measures as defined or used by other companies.

    Buffalo Wild Wings will be hosting a conference call today, February 15, 2007 at 4:00 p.m. CST to discuss these results. There will be a simultaneous webcast conducted at our website http://www.buffalowildwings.com.

    A replay of the call will be available until February 22, 2007. To access this replay, please dial (719) 457-0820, password 5111459.

    About the Company

    Buffalo Wild Wings, Inc., founded in 1982 and headquartered in Minneapolis, Minnesota, is a growing owner, operator and franchisor of restaurants featuring a variety of boldly-flavored, made-to-order menu items including Buffalo-style chicken wings spun in one of 14 signature sauces. Buffalo Wild Wings is an inviting neighborhood destination with widespread appeal and is the recipient of dozens of "Best Wings" and "Best Sports Bar" awards from across the country. There are currently 435 Buffalo Wild Wings locations across 37 states.

    Forward-looking Statements

    Certain statements in this release that are not historical facts, including, without limitation, those relating to our projected unit, revenue and earnings growth rates and future financial performance, are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of our management. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the actual number of locations opening in the future, the sales at these and our other company-owned and franchised locations, our ability to successfully operate in new markets, the cost of fresh chicken wings, the success of our marketing initiatives, our ability to control restaurant labor and other restaurant operating costs and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission. Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.



              BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF EARNINGS
      Three months and fiscal years ended December 31, 2006 and
                          December 25, 2005
    (Dollar and share amounts in thousands except per share data)

                                 Three months ended Fiscal years ended
                                 ------------------ ------------------
                                 Dec. 31,  Dec. 25, Dec. 31,  Dec. 25,
                                   2006      2005     2006      2005
                                 --------- -------- --------- --------

Revenue:
 Restaurant sales                 $74,222   52,288   247,150  185,823
 Franchising royalties and fees     9,092    6,664    31,033   23,877
                                 --------- -------- --------- --------
     Total revenue                 83,314   58,952   278,183  209,700
                                 --------- -------- --------- --------
Costs and expenses:
 Restaurant operating costs:
   Cost of sales                   22,497   16,153    76,087   58,771
   Labor                           21,608   15,467    73,030   55,403
   Operating                       12,117    8,665    41,087   29,717
   Occupancy                        4,721    4,005    17,529   14,172
Depreciation                        4,080    3,260    14,492   11,765
General and administrative (1)      8,255    5,660    30,374   22,303
Preopening                            801      868     3,077    2,599
Restaurant impairment and
 closures                             652    1,120     1,008    1,991
                                 --------- -------- --------- --------
     Total costs and expenses      74,731   55,198   256,684  196,721
                                 --------- -------- --------- --------
Income from operations              8,583    3,754    21,499   12,979
 Interest income                      813      382     2,339    1,340
                                 --------- -------- --------- --------
Earnings before income taxes        9,396    4,136    23,838   14,319
Income tax expense                  2,597    1,518     7,565    5,439
                                 --------- -------- --------- --------
Net earnings                        6,799    2,618    16,273    8,880
                                 ========= ======== ========= ========
Earnings per common share -
 basic                              $0.79     0.31      1.90     1.05
Earnings per common share -
 diluted                             0.77     0.30      1.85     1.02
Weighted average share
 outstanding - basic                8,624    8,482     8,578    8,446
Weighted average share
 outstanding - diluted              8,839    8,711     8,814    8,708

(1) Contains stock-based compensation of $1,008, $653, $3,216, and $1,700, respectively




The following table expresses results of operations as a percentage of total revenue for the periods presented, except for restaurant operating costs which are expressed as a percentage of restaurant sales:


                                 Three months ended Fiscal years ended
                                 ------------------ ------------------
                                 Dec. 31,  Dec. 25,  Dec. 31,  Dec. 25
                                   2006      2005      2006     2005
                                 --------- -------- ---------- -------

Revenue:
 Restaurant sales                    89.1%    88.7%      88.8%   88.6%
 Franchising royalties and fees      10.9     11.3       11.2    11.4
                                 --------- -------- ---------- -------
     Total revenue                  100.0    100.0      100.0   100.0
                                 --------- -------- ---------- -------
Costs and expenses:
 Restaurant operating costs:
   Cost of sales                     30.3     30.9       30.8    31.6
   Labor                             29.1     29.6       29.5    29.8
   Operating                         16.3     16.6       16.6    16.0
   Occupancy                          6.4      7.7        7.1     7.6
Depreciation                          4.9      5.5        5.2     5.6
General and administrative            9.9      9.6       10.9    10.6
Preopening                            1.0      1.5        1.1     1.2
Restaurant impairment and
 closures                             0.8      1.9        0.4     0.9
                                 --------- -------- ---------- -------
     Total costs and expenses        89.7     93.6       92.3    93.8
                                 --------- -------- ---------- -------
Income from operations               10.3      6.4        7.7     6.2
 Interest income                      1.0      0.6        0.8     0.6
                                 --------- -------- ---------- -------
Earnings before income taxes         11.3      7.0        8.6     6.8
Income tax expense                    3.1      2.6        2.7     2.6
                                 --------- -------- ---------- -------
Net earnings                          8.2      4.4        5.8     4.2
                                 ========= ======== ========== =======




              BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
               December 31, 2006 and December 25, 2005
                    (Dollar amounts in thousands)

                                                    Dec. 31,  Dec. 25,
                                                      2006      2005
                                                    --------- --------
                      Assets
Current assets:
  Cash and cash equivalents                          $11,756    3,986
  Marketable securities                               52,829   48,418
   Accounts receivable - franchisees, net of
    allowance of $47 and $25, respectively               929      731
  Accounts receivable - other                          5,212    3,700
  Inventory                                            1,767    1,502
  Prepaid expenses                                     1,052    1,972
  Deferred income taxes                                1,405      770
                                                    --------- --------
    Total current assets                              74,950   61,079
Property and equipment, net                           78,137   68,693
Restricted cash                                        6,007    2,115
Other assets                                           1,720      867
Goodwill                                                 369      369
                                                    --------- --------
    Total assets                                    $161,183  133,123
                                                    ========= ========
       Liabilities and Stockholders' Equity
Current liabilities:
  Unearned franchise fees                             $2,347    2,194
  Accounts payable                                     5,874    6,628
  Accrued income tax payable                             264      102
  Accrued compensation and benefits                   10,963    6,775
  Accrued expenses                                     5,538    3,900
  Current portion of deferred lease credits              794      604
                                                    --------- --------
      Total current liabilities                       25,780   20,203
Long-term liabilities:
  Other liabilities                                      478       --
  Marketing fund payables                              6,007    2,115
  Deferred income taxes                                3,162    4,755
  Deferred lease credits, net of current portion       9,540    9,202
                                                    --------- --------
      Total liabilities                               44,967   36,275
Commitments and contingencies
Common stockholders' equity:
  Undesignated stock, 5,600,000 shares authorized         --       --
   Common stock, no par value. Authorized
    15,600,000 shares; issued and outstanding
    8,795,590 and 8,616,222, respectively             75,030   74,503
  Deferred compensation                                   --   (2,568)
  Retained earnings                                   41,186   24,913
                                                    --------- --------
    Total stockholders' equity                       116,216   96,848
                                                    --------- --------
    Total liabilities and stockholders' equity      $161,183  133,123
                                                    ========= ========




              BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS
      Fiscal years ended December 31, 2006 and December 25, 2005
                    (Dollar amounts in thousands)
                                                Fiscal years ended
                                             -------------------------
                                             December 31, December 25,
                                                2006         2005
                                             ------------ ------------
Cash flows from operating activities:
   Net earnings                                  $16,273        8,880
   Adjustments to reconcile net earnings to
    cash provided by operations:
     Depreciation                                 14,492       11,765
     Amortization                                    (54)          90
     Restaurant impairment and closures            1,008        1,991
     Deferred lease credits                          393          362
     Deferred income taxes                        (2,228)      (1,473)
     Stock-based compensation                      3,216        1,700
     Tax benefit from stock issuance                  --          409
     Excess tax benefit from stock issuance       (1,153)          --
     Change in operating assets and
      liabilities:
       Purchase of marketable securities          (1,288)          --
       Accounts receivable                        (1,575)      (1,064)
       Inventory                                    (265)        (295)
       Prepaid expenses                              920         (502)
       Other assets                                 (853)         (93)
       Unearned franchise fees                       153         (239)
       Accounts payable                           (1,884)       1,163
       Income taxes                                1,315        1,829
       Accrued expenses and other
        liabilities                                4,561           95
                                             ------------ ------------
        Net cash provided by operating
         activities                               33,031       24,618
                                             ------------ ------------
Cash flows from investing activities:
   Acquisition of property and equipment         (23,760)     (21,865)
   Purchase of marketable securities            (108,328)     (91,539)
   Proceeds from marketable securities           105,259       79,485
                                             ------------ ------------
        Net cash used in investing
         activities                              (26,829)     (33,919)
                                             ------------ ------------
Cash flows from financing activities:
   Issuance of common stock                        1,101        1,014
   Tax payments for restricted stock                (686)        (284)
   Excess tax benefit from stock issuance          1,153           --
                                             ------------ ------------
    Net cash provided by financing
     activities                                    1,568          730
                                             ------------ ------------
    Net increase (decrease) in cash and cash
     equivalents                                   7,770       (8,571)
Cash and cash equivalents at beginning of
 year                                              3,986       12,557
                                             ------------ ------------
Cash and cash equivalents at end of year         $11,756        3,986
                                             ============ ============




BUFFALO WILD WINGS, INC. AND SUBSIDIARIES
Supplemental Information



                           Restaurant Count

Company-owned Restaurants:

                         Q1           Q2          Q3           Q4
                    ------------ ------------ ----------- ------------
       2006             124          129         134          139
       2005             106          110         116          122
       2004             88           92           97          103
       2003             73           74           77          84
       2002             56           60           63          70

Franchised Restaurants:


                         Q1           Q2          Q3           Q4
                    ------------ ------------ ----------- ------------
       2006             260          270         278          290
       2005             212          224         234          248
       2004             168          175         189          203
       2003             131          138         142          161
       2002             108          119         123          129




                           Same-Store Sales

Company-owned Restaurants:

                    Q1         Q2         Q3         Q4        Year
                ---------- ---------- ---------- ---------- ----------
     2006          7.7%       8.2%      11.8%      13.2%      10.4%
     2005          6.1%       2.7%       1.8%       2.5%       3.2%
     2004         11.1%      10.6%       9.9%       7.6%       9.7%
     2003         (1.4%)      2.7%       6.7%       8.5%       4.3%
     2002          5.6%       4.6%      (0.7%)     (1.8%)      1.6%

Franchised Restaurants:

                    Q1         Q2         Q3         Q4        Year
                ---------- ---------- ---------- ---------- ----------
     2006          6.7%       4.7%       6.4%       6.5%       6.1%
     2005          3.2%       1.8%       1.1%       2.6%       2.2%
     2004         12.0%      10.4%       5.7%       3.7%       7.6%
     2003         (0.4%)      2.3%       8.5%      10.7%       5.6%
     2002          4.2%       4.5%       0.0%      (1.8%)      1.5%

                     Average Weekly Sales Volumes

Company-owned Restaurants:

                    Q1         Q2         Q3         Q4        Year
                ---------- ---------- ---------- ---------- ----------
     2006       $35,857     33,660     35,380     38,800     36,033
     2005        33,195     30,531     31,361     33,953     32,304
     2004        32,289     30,248     30,983     33,038     31,663
     2003        28,782     27,132     28,281     31,171     28,886
     2002        29,564     26,330     25,916     28,466     27,547

Franchised Restaurants:

                    Q1         Q2         Q3         Q4        Year
                ---------- ---------- ---------- ---------- ----------
     2006       $44,342     42,338     42,963     46,008     43,975
     2005        41,309     39,824     40,149     42,533     40,999
     2004        39,678     38,072     38,727     40,926     39,402
     2003        33,920     33,393     35,289     39,014     35,491
     2002        32,956     31,623     31,619     34,023     32,574

                     Average Wing Price Per Pound

                    Q1         Q2         Q3         Q4        Year
                ---------- ---------- ---------- ---------- ----------
     2006       $1.24        1.10       1.14       1.21       1.17
     2005         1.45       1.14       1.08       1.17       1.20
     2004         1.49       1.46       1.35       1.30       1.39
     2003         1.01       1.02       1.00       1.21       1.06
     2002         1.11        .87        .84        .78        .89



    CONTACT: Buffalo Wild Wings, Inc.
             Investor Relations Contact:
             Mary Twinem, 952-253-0731